UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2022

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road
Mountain View, California 94043
(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On May 23, 2022, in accordance with the applicable provisions of its amended and restated bylaws, the Board of Directors (the “Board”) of Synopsys, Inc. (“Synopsys”) increased the size of the Board from eight to ten directors and appointed Luis Borgen and Marc Casper (each an “Appointee” and together, the “Appointees”) to serve as directors effective immediately. The Board has determined that each Appointee qualifies as an independent director in accordance with the listing requirements and rules of the Nasdaq Stock Market LLC and Synopsys’ Corporate Governance Guidelines. The Board expects to appoint each of the Appointees to one or more committees of the Board at a later date.

Mr. Borgen served as Chief Financial Officer of athenahealth, Inc. (“athena”), a provider of cloud-based healthcare products and services, from September 2019 to April 2022. Prior to joining athena, Mr. Borgen served as Chief Financial Officer of Vistaprint from 2017 to 2019, of DavidsTea Inc. from 2012 to 2017 and of DaVita Inc. from 2010 to 2012. Mr. Borgen serves on the board of directors of Carters, Inc. and Eastern Bankshares, Inc.

Mr. Casper has served as President, Chief Executive Officer and a director of Thermo Fisher Scientific Inc., a leading life sciences company, since October 2009, and as Chairman of the board of directors of Thermo Fisher Scientific Inc. since February 2020. Mr. Casper previously served in senior leadership positions at Thermo Fisher Scientific Inc. from 2006 to 2009, including Chief Operating Officer.

There are no arrangements or understandings between either of the Appointees and any other persons pursuant to which either Appointee was named a director of Synopsys. Neither Appointee has any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Furthermore, neither Appointee has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

The Appointees will participate in Synopsys’ standard non-employee director compensation arrangements. Each Appointee will receive an annual cash retainer of $125,000, which is payable in advance in four equal payments prior to Synopsys’ regularly scheduled quarterly Board meetings. The Appointees will also receive equity awards pursuant to Synopsys’ 2017 Non-Employee Directors Equity Incentive Plan.

Upon their appointment, the Appointees were granted (i) an initial stock option grant for shares of Synopsys common stock with a grant date fair market value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (ii) an interim restricted stock award for shares of Synopsys common stock with a grant date fair market value equal to a prorated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant.

In accordance with Synopsys’ customary practice, Synopsys is entering into its standard form of indemnification agreement with each Appointee, which requires Synopsys to indemnify the Appointees against certain liabilities that may arise as result of their status or service as a director. The description of the Appointees’ indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to Synopsys’ Form 8-K filed on July 14, 2011 as Exhibit 99.2.

The press release announcing the appointment of Luis Borgen and Marc Casper to Synopsys’ Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated May 25, 2022 announcing the appointment of Luis Borgen and Marc Casper to the Board of Directors of Synopsys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 25, 2022	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary